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                                                                    EXHIBIT 23.0



            INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT




The Board of Directors
First BancTrust Corporation


We consent to the incorporation by reference in the registration statement of First BancTrust Corporation on Form S-8 (Registration Statement Nos. 333-91466 and 333-114943) of our report dated February 21, 2006 on our audit of the consolidated financial statements of First BancTrust Corporation as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004, and 2003, which report is included in this Annual Report on Form 10-K.


/s/ BKD, LLP
Decatur, IL
March 27, 2006